                                     EXHIBIT 4.3

                         NATIONAL INFORMATION CONSORTIUM, INC.
                        NON-QUALIFYING STOCK OPTION AGREEMENT


       THIS AGREEMENT, made and entered into this________day of_________ (the "Date of Grant"), by and between National Information Consortium, Inc, a Colorado corporation ("NIC") and _______________ (the "Optionee").

                                     WITNESSETH:

       WHEREAS, on May 5, 1998, NIC, formerly known as International Information Consortium, Inc., adopted the International Information Consortium, Inc. 1998 Stock Option Plan (the "Plan") pursuant to which NIC may grant from time to time, on or prior to May 4, 2008, options to purchase shares of common stock of NIC ("NIC Common Stock"), to key employees (as described in the Plan, "Key Employee") of NIC or of any of its subsidiary corporations, such options to be granted to such persons who are eligible to receive options under the Plan in such amounts and under such form of agreement as shall be determined by the Committee pursuant to the Plan; and

       WHEREAS, the Committee has determined that the Optionee is a Key Employee of NIC or of one of its subsidiary corporations within the meaning of the Plan, and that the Optionee shall be granted an option to purchase shares of NIC Common Stock on the terms and conditions herein set forth;

       NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration paid by the Optionee to NIC, the parties hereto do hereby agree as follows:

                                      ARTICLE I
                                INCORPORATION OF PLAN

       1.1 INCORPORATION OF PLAN. All provisions of this contract and the rights of the Optionee hereunder are subject in all respects to the provisions of the Plan (which are hereby incorporated by this reference and made a part of this agreement) and are subject further to the powers of the Committee of NIC as provided in the Plan. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan .

                                      ARTICLE II
                                   GRANT OF OPTION

       2.1 GRANT OF OPTION. Pursuant to the authorization of the Committee, and subject to the terms, conditions and provisions contained in the Plan and this Option Agreement, NIC hereby grants to the Optionee the right and option (the Option") to purchase from NIC, at the times and on the terms and conditions hereinafter set forth, all or part of an aggregate of ______________(_____________) shares of NIC Common Stock at the purchase price of $______ per share. Exercises of this Option maybe honored by issuing authorized and unissued shares of NIC

Common Stock or, at the election of NIC, by transferring shares of NIC Common Stock which may at the time be held by NIC as treasury shares. This option is not intended to qualify as an incentive stock option under Section 422 of the Code.

       2.2 ADJUSTMENTS FOR STOCK DIVIDENDS, SPLITS, ETC. In the event that, prior to the delivery to the Optionee by NIC of all the shares of NIC Common Stock in respect of which this Option is hereby granted, NIC shall have effected any stock dividends or split up, or combination or reclassification of shares, then to the extent necessary to prevent dilution or enlargement of the Optionee's rights hereunder:

              (a) in the event that a net increase shall have been effected in the number of outstanding shares of NIC Common Stock, the number of shares remaining subject to this Option shall be proportionately increased, and the cash consideration payable per share shall he proportionately reduced, and

              (b) in the event that a net reduction shall have been effected in the number of outstanding shares of NIC Common Stock, the number of shares remaining subject to this Option shall be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

                                     ARTICLE III
                                   TERMS OF OPTION

       3.1 TERMS OF OPTION. The Option granted hereunder shall be subject to the following terms and conditions.

              (a) COMMENCEMENT OF EXERCISE PERIOD. Options for the shares subject to this Agreement may be exercised by Optionee on or after the dates on which the right to exercise Options for such shares has vested, in accordance with the following schedule, unless sooner terminated pursuant to the terms of this Agreement, and subject to the right of accumulation provided for herein. The right to exercise Options shall vest from time to time in accordance with the following schedule on the date hereof and the first four anniversary dates of the Date of Grant as indicated. Options shall not be exercisable after the tenth anniversary of the Date of Grant (the "Expiration Date").


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
Date on Which Options Will Vest                            Number of Shares For
                                                        Which Options Will Vest
----------------------------------------------------------------------------------
       ________________                                        ______
       ________________                                        ______
       ________________                                        ______


Notwithstanding the preceding provisions of this subparagraph (a), in the event
(i) NIC shall not be the surviving corporation in any merger, consolidation, or reorganization, (ii) of the acquisition by another corporation of all or substantially all of the assets of NIC, or (iii) the liquidation or dissolution of NEC, the Option granted hereunder shall become immediately exercisable to the extent of all of the aggregate number of shares subject to this Option not having been previously exercised or expired for a period commencing 30 days immediately prior to and ending on the day immediately prior to such merger, consolidation, reorganization or acquisition of all or substantially all of the assets of NIC, or the liquidation or dissolution of NIC, but in no event later than the time specified in paragraph (b) of this Section 3.1. In addition, notwithstanding the preceding provisions of this subparagraph (a), in the event Optionee's employment with NIC is involuntarily terminated other than "for cause," as defined on his employment agreement, or death or disability, the Option granted hereunder shall become immediately exercisable to the extent of all of the aggregate number of shares subject to this Option not having been previously exercised or expired.

              (b) EMPLOYMENT REQUIREMENT. The Option shall be exercisable in the manner set forth above during the lifetime of the Optionee only by the Optionee and may not be exercisable by the Optionee unless at the time of exercise the Optionee is an employee of NIC or of one of its subsidiary corporations and shall have been continuously so employed since the Date of Grant, except as follows:

                     (i) If the Optionee's employment with NIC or any of its subsidiary corporations should be terminated "for cause" in accordance with his employment agreement or if such Optionee should voluntarily terminate such employment, the Option (irrespective of whether or not such Option may then be exercisable) shall immediately terminate and be forfeited with respect to any shares not already purchased by the Optionee, and no payment shall be due from NIC to the Optionee on account of such termination.

                     (ii) in the event of the death or disability of the Optionee during the Optionee's employment with NIC or with any of its subsidiary corporations, the Option shall be exercisable, in the event of death, only by or on behalf of such person or persons to whom the Optionee's rights under the Option shall have passed by the Optionee's will or by the laws of descent and distribution, and, in the event of either death or disability [x] only if such Option is exercised prior to the expiration of one (1) year after the date of the Optionee's death or disability (and in accordance with all other terms of the Plan) or prior to the

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


       Expiration Date, whichever shall first occur, and [y] only to the extent that the Optionee was entitled to exercise such Option immediately prior to such Optionee's death or disability.

                     (iii) In the event of the Optionee's termination of employment with NIC or any of its subsidiary corporations for any reason other than death, disability, on account of voluntary termination by the Optionee, or for cause, the Option shall be exercisable [x] only if exercised prior to the expiration of thirty (30) days after the date of such termination or prior to the Expiration Date, whichever shall first occur, and [y] only to the extent that the Optionee was entitled to exercise the Option immediately prior to the date of such termination.

              (c) EXERCISE. The Option granted hereunder shall be exercisable at such times and in such amounts as defined in this Section 3.1 by the giving of written notice of exercise to NIC, specifying the number of shares to be purchased, by payment of the purchase price therefor by cash or other shares of NIC Common Stock and by provision of such representations and withholding agreements as shall be requested by NIC in accordance with Section 8 of the Plan.

                                      ARTICLE IV
                       ADJUSTMENTS FOR MERGERS, REORGANIZATIONS

       4.1 ADJUSTMENTS FOR MERGERS, REORGANIZATIONS, ETC. If NIC shall become a party to any corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation, NIC shall have power to make arrangements which shall be binding upon the Optionee for the assumption of this Option by any surviving, continuing, successor or purchasing corporation as the case may be (subject to any applicable provisions of the Code) or the substitution of a new Option of comparable value for this Option.

                                      ARTICLE V
                                   SECURITIES LAWS

       5.1 INVESTMENT REPRESENTATION. Optionee represents and warrants that he has acquired these Options for investment and not with a view to resale, distribution, offering, transferring, mortgaging, pledging, hypothecating, or otherwise disposing of such shares under circumstances which would constitute a public offering or distribution under the Securities Act of 1933 or the securities laws of any state (collectively, "distribution"), and agrees that he will acquire all shares provided for hereunder for investment and not with a view to distribution. Upon each exercise of these Options, Optionee will deliver to the Corporation a written representation to such effect in a form prepared by counsel to NIC. Certificates for the shares acquired by the employee under these Options shall bear a legend substantially in the following form:

              THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE

                                   -4-
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              REGISTRATION STATEMENT FOR THE SHARES UNDER SAID ACT OR AN
              OPINION OF COUNSEL SATISFACTORY TO NIC THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

       5.2 RESTRICTIONS UNDER SECURITIES LAWS. These Options shall be subject to the requirement that if at any time NIC determines that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of these Options or the issue or purchase of shares thereunder, these Options may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effective or obtained free of any conditions not acceptable to NIC.

                                      ARTICLE VI
                                    MISCELLANEOUS

       6.1 NOT AN EMPLOYMENT CONTRACT. Nothing herein contained shall he construed as requiring NIC or any subsidiary corporation to employ the Optionee for any specific period.

       6.2 NONASSIGNABILITY. Except as otherwise herein provided, the Option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option herein granted, or of any right or privilege conferred hereby, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, contrary to the provisions hereof, this Option and the rights and privileges conferred hereby shall immediately become null and void.

       6.3 RIGHTS OF OPTIONEE. The Optionee shall not be, nor shall the Optionee have any of the rights or privileges of, a stockholder of NIC in respect of any of the shares issuable upon the exercise of this Option unless and until such shares have been purchased.

       6.4 NOTICE. Any notice required to be given under the terms of this Agreement shall be addressed to NIC in care of its president at its offices at National Information Consortium, Inc. 12 Corporate Woods, 10975 Benson Street, Suite 390, Overland, Kansas 66210, Attention: James B. Dodd, and any notice to be given to the Optionee shall be addressed to Optionee at the address set forth on the employee records of NIC. Either party hereto may from time to time change the address to which notices are to be sent to such party by giving written notice of such change to the other party. Any notice hereunder shall be deemed to have been duly given if and when addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office regularly maintained by the United States Government.

       6.5 BINDING EFFECT. This Agreement shall bind, and, except as specifically provided herein, shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

       6.6 WITHHOLDING. The Optionee and each successor agree to make appropriate arrangements with NIC or its subsidiary corporations for satisfaction of any applicable federal, state or local income tax withholding requirements or like requirements, including, if requested, the payment at the time of a "disqualifying disposition" (as defined in the Code) of stock acquired pursuant to the exercise of an Option of all such taxes and requirements required in order to allow a federal income tax deduction on account of any such disqualifying disposition.

       6.7 OPTIONS SUBJECT TO THE PLAN. The Option hereby granted is subject to the Plan The terms and provisions of the Plan as in effect on the Date of Grant hereof are hereby incorporated by reference. In the event of a conflict between any term or provision contained in this Option Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will prevail.

       6.8 GOVERNING LAW. This Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Colorado.

       6.9 AVAILABILITY OF INFORMATION. We have filed with the Securities Exchange Commission in Washington, D.C. a registration statement on Form S-8 under the Securities Act of 1933 with respect to the common stock offered in our initial public offering which includes any grants of stock made under this Plan. The Form S-8 incorporates by reference the registration statements on Form S-1 and Form 8-A. You may obtain copies of these documents (the S-1, S-8 and 8-A) without charge by contacting National Information Consortium, Inc., 12 Corporate Woods, 10975 Benson Street, Suite 390, Overland, Kansas 66210, ATT:
James B. Dodd, (877) 234-3468. You may also obtain copies of the Plan by contacting the same address.

       IN WITNESS WHEREOF, NIC has caused this Agreement to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, and the Optionee has hereunto set his hand as of the day and year first above written.

                            NATIONAL INFORMATION CONSORTIUM, INC.


                            By:
                               ---------------------------------------
                                  James B. Dodd, President


                            "OPTIONEE"



                             --------------------------------------------



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